Exhibit 10.12

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
LEGACY RESERVES INC.
2019 MANAGEMENT INCENTIVE PLAN

Participant:

Grant Date:

Number of Restricted Stock Units Granted:

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Legacy Reserves Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Legacy Reserves Inc. 2019 Management Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.            Incorporation By Reference; Plan Document Receipt.

(a)
This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.

(b)
Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

(i)
For purposes of this Agreement, “Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company, or if the Participant does not have such an employment agreement or no such definition is set forth, the Participant shall have “Good Reason” to terminate the Participant’s employment with or services to the Company upon the occurrence of any of the following events, without the express written consent of the Participant: (i) a reduction in the Participant’s annual base salary or, following 2019, target annual bonus; (ii) a relocation of the Participant’s primary place of employment to a location more than 20 miles from Midland, Texas; or (iii) any material reduction in the Participant’s title, authority or responsibilities with the Company.  The Company shall be afforded a reasonable opportunity to cure any circumstances that would otherwise constitute “Good Reason” hereunder according to the following terms: The Participant shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within sixty (60) days of becoming aware of the occurrence of such circumstances. The Company will have thirty (30) days from its receipt of such notice to effect the cure of such circumstances. If such circumstances have not been satisfactorily cured within such thirty (30)-day cure period, and the Participant  actually terminates employment within thirty (30) days following the expiration of the Company’s thirty (30)-day cure period, such circumstances or breach will thereupon constitute “Good Reason” hereunder.    Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Participant.

2.           Grant of Restricted Stock Unit Award.  The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason.

3.            Vesting.

(a)
Subject to the provisions of Sections 3(b) and 3(c) hereof, the RSUs subject to this Award shall become vested as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date		Percentage of RSUs[1]

[	]	25%

[	]	25%

[	]	25%

[	]	25%

1 The RSUs granted upon emergence will vest in equal annual installments on the first four anniversaries of emergence.

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b)
If  the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason, in each case except as described in Section 3(c), or due to the Participant’s death or Disability, the Participant will become vested in the RSUs granted hereunder that would have vested if the Participant’s employment continued for an additional twelve (12) months from the date of such Termination; and

(c)
If the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason, in each case within twenty-four (24) months following a Change in Control, 100% of the RSUs granted hereunder will vest immediately.

Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.

4.           Forfeiture.  Subject to Sections 3(b) and 3(c), and the Committee’s discretion to accelerate vesting hereunder, all unvested RSUs shall be immediately forfeited without consideration upon the Participant’s Termination for any reason.

5.            Delivery of Shares.

(a)
General.  Subject to the provisions of Section 5(b) hereof, on the date of vesting of the RSUs, the Participant shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date.

(b)
Stockholders Agreement.  Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to this Agreement, the Participant shall execute and deliver a joinder to the Management Stockholders Agreement, dated as of December 11, 2019 (the “Management SH Agreement”) or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon settlement of the RSUs and such other terms as the Board or Committee shall from time to time establish.  The Management SH Agreement or other documentation shall apply to the Common Stock acquired under this Agreement and covered by the Management SH Agreement or other documentation.

6.           Dividends; Rights as Stockholder.  A cash-denominated dividend equivalent shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant in an amount equal to each cash dividend paid with respect to an outstanding share of Common Stock of the Company, provided, that such dividend equivalent shall be retained and will be subject to the vesting provisions set forth above, provided, further, that such dividend equivalents shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  A Common Stock-denominated dividend equivalent shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant equal to the number of shares of Common Stock paid as a stock dividend with respect to an outstanding share of Common Stock of the Company, provided that such dividend equivalents shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.  Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the RSUs vest and the Participant has become the holder of record of such shares hereunder.

7.           Non-Transferability.  No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

8.           Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

9.          Withholding of Tax.  The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.  Any applicable withholding obligation or any other tax obligations with regard to the Participant may be satisfied, at the Participant’s request, by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.

10.          Legend and Stop-Transfer Order.

(a)
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement.

(b)
In order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records

(c)
The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

(d)
The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.

11.         Securities Representations.  This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant hereby acknowledges, represents and warrants that:

(a)
The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b)
If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)
If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12.          Entire Agreement; Amendment.  This Agreement, together with the Plan and the Management SH Agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13.         Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

14.         No Right to Employment.  Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

15.        Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

16.         Compliance with Laws.  The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto.  The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements.  As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

17.         Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.

18.          Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.         Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement, the Plan and the Management SH Agreement and the consummation of the transactions contemplated thereunder.

21.        Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

22.        Acquired Rights.  The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LEGACY RESERVES INC.

By:
Name:
Title:

PARTICIPANT

Name: